Form of
Warrant Certificate
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDEr SUCH ACT.
The shares of the common stock of the company issuable upon exercise of the warrants represented by this certificate are subJEct to the preferences, powers, qualifications and rights of each class and series as set forth in the company’s AMENDED AND RESTATED articles of iNCORPORATION, as amended, supplemented or amended and restated, and amended and restated bylaws, as amended, supplemented or amended and restated. The company shall furnish a copy of the foregoing instruments and any relevant amendments thereto to the holder of this certificate upon written request.
Warrant Certificate No. [1]                    Number of Warrants: [●]1
Date of Issuance: [●], 2021                (subject to adjustment hereunder)
Expiration Date: [●], 20252
Warrant Certificate
OCWEN FINANCIAL CORPORATION
This Warrant Certificate (this “Warrant Certificate”) certifies that Opps OCW Holdings, LLC, a Delaware limited liability company (“Opps OCW Holdings”), ROF8 OCW PT, LLC, a Delaware limited liability company (together with Opps OCW Holdings, the “Oaktree Parties”) or the registered assigns of the Oaktree Parties (collectively, the “Holder”), for value received, is the registered holder of the number of warrants (“warrants”) set forth above to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of OCWEN FINANCIAL CORPORATION, a Florida corporation (the “Company”), in accordance with the provisions of Section 1 hereof. This Warrant Certificate and the warrants issued thereunder are being issued pursuant to that certain Securities Purchase Agreement, dated as of [●], 2021, by and between the Company and the Oaktree Parties (the “Securities Purchase Agreement”). References in this Warrant Certificate to this “Warrant” shall mean any and all warrants issued and outstanding under this Warrant Certificate.
1 Note to Draft: To be equal to 3.0% of outstanding common stock of Ocwen Financial Corporation on the Closing Date.
2 Note to Draft: To be the fourth anniversary of the Closing Date.

1.EXERCISE.
(a)Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, each Warrant entitles the Holder upon exercise to receive from the Company one duly authorized, validly issued, fully paid and nonassessable share of Common Stock of the Company, and if all Warrants represented by this Warrant Certificate are exercised, up to [●] shares of Common Stock of the Company, in each case, as may be adjusted from time to time pursuant to the terms herein (the “Warrant Shares”), at an initial purchase price of $24.31 per share (the “Exercise Price”), at any time and from time to time on or after the date hereof (the “Date of Issuance”) but not after 5:00 p.m., Eastern Time, on the fourth (4th) anniversary of the Date of Issuance (the “Expiration Date”) (subject to earlier termination as set forth herein).
(b)Cash Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may exercise this Warrant in accordance with Section 5 herein, by wire transfer to the Company or cashier’s check drawn on a U.S. bank made payable to the order of the Company. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant Certificate to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrants represented by this Warrant Certificate have been exercised in full, in which case, the Holder shall surrender this Warrant Certificate to the Company for cancellation within three Trading Days (as defined below) of the date the final Notice of Exercise (as defined below) is delivered to the Company. “Trading Day” means a day during which trading in securities generally occurs on the Trading Market, except a day on which a Market Disruption Event occurs. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.
(c)Net Exercise. In lieu of exercising this Warrant pursuant to Section 1(b), at any time, the Holder may elect to credit the Exercise Price against the Fair Market Value (as defined below) of the Warrant Shares at the time of exercise (the “Net Exercise”) pursuant to this Section 1(c). If the Company shall receive written notice from the Holder at the time of exercise of this Warrant that the Holder elects to Net Exercise this Warrant, the Company shall deliver to such Holder (without payment by the Holder of any exercise price in cash) that number of Warrant Shares computed using the following formula:
where
X =    The number of Warrant Shares to be issued to the Holder.

Y =    The number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being cancelled (at the date of such calculation).
A =    The Fair Market Value of one share of Common Stock.
B =    The Exercise Price (as adjusted hereunder).
The “Fair Market Value” of one share of Common Stock shall mean (x)(i) the arithmetic average of the VWAPs (as defined below) for the ten consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by Net Exercise, (ii) if no VWAP of the Common Stock is reported for the Trading Market (as defined below), the last reported sale price of the Common Stock on the New York Stock Exchange, and (iii) if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise on the Trading Market (as defined below) on which the Common Stock is then listed or quoted as reported by Bloomberg Financial Markets (“Bloomberg”), or (y) if the Fair Market Value cannot be calculated as of such date on the foregoing bases, the price will be determined within ten (10) Trading Days after the tenth (10th) day following the occurrence of an event requiring valuation by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.
“Market Disruption Event” means:
(a) a failure by the Trading Market to open for trading during its regular trading session; or
(b) the occurrence or existence prior to 1:00 p.m., New York City time, on any trading day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Trading Market or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“OTC Markets” shall mean either OTCQX or OTCQB of the OTC Markets Group Inc.
“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the OTC Markets (or any successors to any of the foregoing).
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the New York Stock Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the New York Stock Exchange as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), or (b) if the Common

Stock is not then listed or quoted on the New York Stock Exchange, then the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices).

(d)Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a Net Exercise issue basis pursuant to Section 1(c) above, and the Company shall deliver the applicable number of Warrant Shares to the Holder pursuant to the provisions of Section 1(c) above and this Section 1(d).
(e)Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, but subject in each instance to Section 1(f) hereof, the Company shall not, without receipt of any required Approvals (as defined below), effect any exercise of this Warrant, and the Holder shall not, without prior written notice to the Company and receipt by the Company of any required Approvals, be entitled to exercise this Warrant, for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates (as defined below) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to exceed 9.9% of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed 9.9% of the combined voting power of all of the securities of the Company then outstanding following such exercise, provided, however, that the Holder shall be entitled to exercise this Warrant above the numerical limitations described in (i) and (ii) of this sentence (subject in each instance to Section 1(f) hereof) with at least 61 days’ advance notice of such exercise or within 60 days upon the approval of the Company’s Board of Directors, and in each case, as long as the Company has received any required Approvals. The term “Affiliate” as used herein means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, and any officers, employees or partners of the Holder. For the avoidance of doubt, for purposes of this Section 1(e) and Section 1(f) of this Warrant Certificate and Sections 3.2(m) and (n) of the Securities Purchase Agreement (i) Brookfield Asset Management Inc. together with its managed funds and accounts and affiliated holding companies and its Affiliates (collectively, “Brookfield”) shall be deemed “Affiliates” of the Holder, and (ii) Brookfield’s beneficial ownership of Common Stock shall be aggregated with the Holder’s or its Affiliates’ beneficial ownership of Common Stock. The foregoing shall not constitute an admission by the Holder to a third party that Brookfield is an Affiliate of the Holder or that Brookfield's beneficial ownership of Common Stock should be aggregated with that of the Holder or its Affiliates for any purpose other than this Section 1(e) or Section 1(f) hereof, or

Sections 3.2(m) and (n) of the Securities Purchase Agreement. For purposes of this Section 1(e) and Section 1(f) hereof, the aggregate number of shares of Common Stock or voting securities beneficially owned by the Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (x) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Holder or any of its Affiliates and other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act.
(f)Issuance Cap. In addition to the limitations set forth in Section 1(e) hereof, and notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant, for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates (as defined in Section 1(e) hereof) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, to exceed 19.9% of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.9% of the combined voting power of all of the securities of the Company then outstanding following such exercise (clauses (i) and (ii), collectively, the “Maximum Percentage”), unless shareholder approval is obtained in accordance with the listing rules of the NYSE or is otherwise permitted by the NYSE. In addition, unless shareholder approval is obtained, the Company shall not effect any exercise of this Warrant, and the Holder shall not be entitled to exercise this Warrant, for a number of Warrant Shares in excess of the Maximum Percentage measured as of the day immediately preceding the Date of Issuance.
(g)Approvals. If the exercise of this Warrant would require any filing, notice, report, consent, registration, approval, permit or authorization with, to or from, any governmental entity (collectively, “Approvals”), the Company shall use reasonable best efforts to procure such Approvals prior to any exercise of this Warrant.  In the event that the Company becomes aware that any Approval may be required in connection with the exercise of any Warrant, the Company shall promptly notify the Holder of such required Approval.

(h)Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant certificate evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant certificate shall in all other respects be identical with this Warrant certificate.
2.CERTAIN ADJUSTMENTS.
(a)Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
(i)Dividends, Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by stock split or otherwise, or combine such shares of capital stock, effect a reverse stock split, pay a stock dividend or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in Common Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision, dividend or stock dividend, or proportionately decreased in the case of a combination or reverse stock split. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend or distribution.
(ii)Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination, stock split (forward or reverse) or stock dividend provided for in Section 2(a)(i) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.
(b)Subsequent Rights Offerings.
(i)Deemed Issue of Additional Shares of Common Stock.
(1)If the Company at any time or from time to time after the Date of Issuance shall issue any Options or Convertible Securities (excluding Options or Convertible Securities, which are themselves Exempt Securities), then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per unit (as determined in accordance with Section 2(b)(iv)(2)) of such Additional Shares of Common Stock would be less than the Specified Value (as defined below) of a share of Common Stock as of such date and immediately prior to such issue; provided, further, that, in any such case in which Additional Shares of Common Stock are deemed to be issued, no further adjustments in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or the subsequent repurchase or redemption of such Convertible Securities or such Common Stock. The term “Specified Value,” as used in this Warrant Certificate, means the Fair Market Value of a share of Common Stock, less an amount equal to 10% of the Fair Market Value of such share of Common Stock.
(2)If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 2(b), are revised (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security shall be readjusted to such Exercise Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, there shall be no increase to the Exercise Price pursuant to this clause (2) to an amount that exceeds the lower of the Exercise Price on the date of the original adjustment or, if later readjusted in connection with issuances of Additional Shares, such further adjusted Exercise Price.
(3)If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of this Section 2(b) (because the consideration per share of Additional Shares of Common Stock subject thereto was equal to or greater than the then Specified Value of a share of Common Stock) are revised after the Date of Issuance (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, and in each case, as a result of such increase or decrease, the consideration per share of Additional Shares of Common Stock subject thereto was less than the then Specified Value of a share of Common Stock, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto pursuant to the terms of this Section

2(b), shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(4)Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of this Section 2(b), the Exercise Price shall be readjusted to such Exercise Price as would have been obtained had such Option or Convertible Security never been issued.
(ii)In addition to any adjustments pursuant to Section 2(a), in the event the Company shall at any time after the Date of Issuance issue Additional Shares of Common Stock for consideration per share of Common Stock less than the Specified Value of a share of Common Stock as of immediately prior to such issue, then:
(1)the Exercise Price shall be reduced, concurrently with such issuance, grant or sale to a price (calculated to the nearest one-ten thousandth of a cent ($0.000001)) determined in accordance with the following formula:
EP2 = EP1* ((A+B) / (A+C))
Where:
EP2 = the Exercise Price in effect immediately after such issuance of Additional Shares of Common Stock;
EP1 = the Exercise Price in effect immediately prior to such issuance of Additional Shares of Common Stock;
A = the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Shares of Common Stock;
B = the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to the Specified Value of a share of Common Stock (for the avoidance of doubt, (i) “B” is determined by dividing the aggregate consideration received by the Company in respect of such issue of Additional Shares by the Specified Value of a share of Common Stock and (ii) “B” excludes “A” immediately above);
C = the number of such Additional Shares of Common Stock issued in such transaction; and

(2)the number of Warrant Shares purchasable upon the exercise of each Warrant shall be increased, concurrently with the decrease in Exercise Price described above, by multiplying the number of Warrant Shares issuable upon exercise thereof immediately before such event by a fraction (x) the numerator of which is EP1 and (y) the denominator of which is EP2.
Notwithstanding anything to the contrary in this Section 2, there shall be no adjustment to the Exercise Price under any provision under this Section 2, with respect to the issuance of any Exempt Securities.
(iii)In the event the Company or any of its Subsidiaries shall at any time after the Date of Issuance repurchase or redeem (other than a Permitted Repurchase) any Additional Shares of Common Stock for a consideration per share of Common Stock greater than the Fair Market Value of a share of Common Stock (the “GFMV”) as of immediately prior to such repurchase or redemption (each, an “Above GFMV Repurchase”), then
(1)the Exercise Price shall be reduced, concurrently with such repurchase or redemption, to a price (calculated to the nearest one-ten thousandth of a cent ($0.000001)) determined in accordance with the following formula:
EP2 = EP1 * (((FMV * A) - P) / (FMV * D))
Where:
EP2 = the Exercise Price in effect immediately after such Above GFMV Repurchase;
EP1 = the Exercise Price in effect immediately prior to such Above GFMV Repurchase;
FMV = the Fair Market Value per share of Common Stock immediately prior to such Above GFMV Repurchase;
A = the number of shares of Common Stock outstanding immediately prior to the consummation of the Above GFMV Repurchase (including all shares of Common Stock purchased in the Above GFMV Repurchase);
P = the aggregate consideration paid for the shares of Common Stock purchased in the Above GFMV Repurchase; and
D = the number of shares of Common Stock outstanding immediately following the consummation of the Above GFMV Repurchase; and

(2)     the number of Warrant Shares purchasable upon the exercise of each Warrant shall be increased, concurrently with the decrease in Exercise Price described above, by multiplying the number of Warrant Shares issuable upon exercise thereof immediately before such Adjustment Event by a fraction (x) the numerator of which is EP1 and (y) the denominator of which is EP2.
(iv)For purposes of the calculations set forth in Section 2(b)(ii) and 2(b)(iii), the consideration received by the Company for the Additional Shares of Common Stock, shall be computed as follows:
(1)Cash and Property: Such consideration shall: (i) insofar as it consists of cash, be computed at the aggregate amount of cash so received or paid, as applicable, excluding amounts paid or payable for accrued interest; (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, repurchase or redemption and (iii) in the event Additional Shares of Common Stock are issued, together with other interests or securities or other assets for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as reasonably determined in good faith by the Board of Directors of the Company.
(2)Options and Convertible Securities: The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(b)(i), relating to Options and Convertible Securities, shall be determined by dividing: (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (ii) the maximum number of Common

Units (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
“Additional Shares of Common Stock” means all shares of Common Stock issued (or deemed to be issued pursuant to Section 2(b)(i)) by the Company after the Date of Issuance other than Exempt Securities.
“Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
“Exempt Securities” means Common Stock issued, deemed issued or reserved for issuance (including Options or Convertible Securities) as follows: (i) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (ii) securities issuable hereunder (or upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement (including subject to the adjustment provisions of Sections 2(a) or 2(c)), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (iv) any securities issued or sold, or to be issued or sold, to the Holder or any of its controlled Affiliates, excluding Brookfield.
“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
“Permitted Repurchase” means any repurchase or redemption: (i) of shares of Common Stock or options to current or former employees, officers or directors of the Company pursuant to any stock or option plan or employee benefit plan or equity incentive plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, including in connection with the net exercise of options, or the payment of tax withholding with respect to equity awards, issued under such plans; and (ii) of any securities issued or sold, or to be issued or sold, to the Holder or any of its controlled Affiliates, excluding Brookfield.
(c)Pro Rata Distributions. Excluding dividends in the form of Common Stock provided in Section 2(a), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of dividend, distribution, return of capital or otherwise (including, without limitation, any distribution of cash, property or other non-Common Stock distribution, or rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Company shall reduce the aggregate Exercise Price by the total value of the Distribution. The aggregate reduction in the Exercise Price shall reduce the per share Exercise Price by dividing the aggregate reduction by the number of Warrant Shares and valuing any non-cash dividends or distributions at their Fair Market Value as of the record date for the dividend, distribution or other transaction.
(d)Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock issued and outstanding.
(e)Treatment of Warrant upon a Change of Control.
(i)If, at any time while this Warrant is outstanding, the Company consummates a Change of Control, then a holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Change of Control if it had been, immediately prior to such Change of Control, a holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). If the holders of Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon exercise of this Warrant. The Company shall not effect any such Change of Control unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity (the “Successor Entity”) shall (i) assume the obligation to deliver to the holder, such Alternate Consideration as, in accordance with the foregoing provisions, the holder may be entitled to purchase, and the other obligations under this Warrant, and (ii) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.
(ii)As used in this Warrant, a “Change of Control” means (1) a consolidation, merger or combination (including a spin-off) or statutory share exchange, in each case involving the Company, (2) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation, transfer, conveyance or other disposition or other similar transaction or series of related transactions), or (3) a direct or indirect acquisition of beneficial ownership of voting securities of the Company by another person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), in each case, pursuant to which (x) the stockholders of the Company immediately preceding such transaction or transactions collectively own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the total economic interests or total voting power of all securities of beneficial interest of the Company entitled to vote generally and / or (y) as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof).
(f)Notice to Allow Exercise by Holder. If (i) the Company shall declare a a redemption of the Common Stock, (ii) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (iii) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the record to be maintained by the Company for the purposes of registering this Warrant (the “Warrant Register”), at least 20 calendar days prior to the applicable record or effective date, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. Notwithstanding the foregoing, to the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall consult with the Holder regarding the delivery of such material, non-public information at least two days prior to delivery of such notice.
3.NO FRACTIONAL SHARES; CHARGES, TAXES AND EXPENSES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one

Warrant Share. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all fees required for same-day processing of any Notice of Exercise and all fees to The Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
4.NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Holder (in its capacity as such) shall not have, nor exercise, any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).
5.MECHANICS OF EXERCISE.
(a)Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the Holder hereof, in whole or in part, by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) a duly executed copy of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) by facsimile or e-mail attachment. Within two Trading Days following the date of exercise as aforesaid, the Holder shall deliver the Exercise Price (unless the Holder has elected to Net Exercise, if applicable) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise shall be required. Upon payment of the Exercise Price (unless the Holder has elected to Net Exercise, if applicable) as set forth in the second preceding sentence, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the Holder of such shares of record as of the close of business on such date. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by electronic book-entry form (unless the Holder requests that the Warrant Shares be issued in certificated form in the Notice of Exercise) by the end of the day on the date that is two Trading Days from the delivery to the Company of the Notice of Exercise (the “Warrant Share Delivery Date”); provided that the Company shall not be required to deliver the Warrant Shares until payment of the applicable Exercise Price (other than in the case of Net Exercise) is received by the Company. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised (or by Net Exercise, if applicable) irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of Net Exercise) is received by the Company within two Trading Days of delivery of the Exercise Notice. The Company may settle the exercise of each Warrant by delivery of Warrant Shares, by payment of cash in lieu thereof or by a combination thereof. Within three days of the delivery of the Notice of Exercise by the Holder to the Company, the Company will provide written notice to the Holder of its election to settle the exercise of the exercised Warrants in cash, Common Stock or a specified combination thereof; provided that if the Company elects to so deliver any cash in lieu of shares of Common Stock, each share of such Common Stock shall be valued for purposes of such settlement at its Final Average Trading Price corresponding to the Warrant Share Delivery Date.
(b)Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 5(a) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
6.CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Holder a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.
7.COMPLIANCE WITH SECURITIES LAWS.
(a)Prior to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Holder shall furnish to the Company such certificates, representations, agreements and other information, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.
(b)Until such time that the Warrant or the Warrant Shares have been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Holder acknowledges that (i) the Warrant and the Warrant Shares are “restricted securities” under federal securities laws and (ii) the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
8.REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company (but not the posting of any surety or other bond) or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.
9.NO IMPAIRMENT. Except to the extent as may be waived by the Holder, the Company will not, by amendment of its charter or through a Change of Control, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
10.TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Trading Market, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

11.TRANSFERS; EXCHANGES.
(a)Subject to compliance with applicable federal and state securities laws and Section 7 hereof, the Holder may sell, assign, transfer, pledge or dispose of all or any portion of this Warrant at any time or from time to time to any Affiliate of the Holder (a “Permitted Transfer”). Notwithstanding the foregoing, the Holder may transfer any portion of the Warrant that is not exercisable pursuant to the beneficial ownership restrictions under Section 1(e) hereof at any time. For a transfer of this Warrant as an entirety by the Holder or any such subsequent Holder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder or any such subsequent Holder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Holder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Holder, and shall issue to the Holder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.
(b)Upon any Permitted Transfer, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.
12.AUTHORIZED SHARES. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (taking into account the adjustment provisions of Section 2). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, of any requirements of the Trading Market upon which the Common Stock may be quoted or listed, or any preemptive rights or other contingent purchase rights. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Without limiting the generality of the foregoing, the Company will: (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, and (ii) use commercially reasonable efforts to obtain all authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.
13.MISCELLANEOUS.
(a)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles. Any judicial proceeding brought under this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York.
(b)Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida, 33409, Attn: John Britti, e-mail: ________; with a copy to (which shall not constitute notice) Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Anna T. Pinedo, Esq., e-mail: ________, and (b) if to the Holder, at such address or addresses (including copies to counsel) as may have been furnished by the Holder to the Company in writing.
(c)The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.
(d)No Voting Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof, prior to exercise hereof as set forth in Section 1, the right to vote or to consent to receive notice as a stockholder of the Company.
(e)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any such Warrant Shares or as a stockholder of the Company with respect to such Warrant Shares, whether such liability is asserted by the Company or by creditors of the Company.
(f)Remedies. Each party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be inadequate.

(g)Amendment. This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.
(h)Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of a party shall operate as a waiver of such right or otherwise prejudice such party’s rights, powers or remedies, notwithstanding the fact that the Holder’s right to exercise this Warrant terminates on the Termination Date. If a party willfully and knowingly fails to comply with any provision of this Warrant or the Securities Purchase Agreement, which results in any material damage to the other party, the defaulting party shall pay to the non-defaulting party such amounts as shall be sufficient to cover the costs and expenses, including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the non-defaulting party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written.
OCWEN FINANCIAL CORPORATION

By:
Name:
Title:

EXHIBIT A
NOTICE OF EXERCISE
(To be signed only upon exercise of Warrant)

To:__________________________

The undersigned, the holder of a right to purchase common stock, par value $0.01 per share (“Common Stock”), of OCWEN FINANCIAL CORPORATION, a Florida corporation (the “Company”), pursuant to the attached Warrant to Purchase Shares of Common Stock of Ocwen Financial Corporation (the “Warrant”), dated as of [●], 2021, hereby elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________________________ (_________) shares of Common Stock and (choose one):
1)_______ will, within two Trading Days (as such term is defined in the Warrant) make payment of ______________________________ Dollars ($__________) therefor by cashier’s check from a United States bank, or by wire transfer of immediately available funds to the account designated below by the Company.
Amount of Transfer: $________________
Date of Transfer: ________, 20__
Bank: [•]
ABA Number: [•]
A/C Number: [•]
A/C Name: [•]
Ref: [•]
            ATT: [•]

    OR

2)_______ herewith elects to Net Exercise the Warrant pursuant to Section 1(c) thereof.

The undersigned requests that the certificates or book entry position representing the shares of Common Stock to be acquired pursuant to such exercise be issued in the name of, and delivered to __________________________________________, whose address is ____________________________________________________________________________________________________.

    By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof.

DATED: ________________
[NAME OF HOLDER]

By:

Name:

Its:

EXHIBIT B
NOTICE OF ASSIGNMENT FORM
    FOR VALUE RECEIVED, [_________] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of OCWEN FINANCIAL CORPORATION, a Florida corporation (the “Company”), covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Sections 7 and 11 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE:	ADDRESS/FAX NUMBER:

Number of shares:	Signature:

Dated:	Witness:

ASSIGNEE ACKNOWLEDGMENT

    The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature:_____________________________

By: _____________________________

Title: _____________________________

Address: